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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE - FEBRUARY 3, 2000 - 5:30 AM ET





VA LINUX TO ACQUIRE ANDOVER.NET IN MOST SIGNIFICANT TRANSACTION IN LINUX HISTORY

        Combined Network Creates the Leading Internet Destination in the Linux and Open Source Community

NEW YORK, NY -FEBRUARY 3, 2000 -VA Linux Systems (NASDAQ: LNUX), a leading Linux and Open Source solutions company, today announced the acquisition of Andover.Net (NASDAQ: ANDN), the leading Linux destination on the Internet, in a transaction that could revolutionize the Linux market space. VA Linux will own and operate the most popular Open Source developer network. This reinforces VA Linux's position as the only public company in the United States to offer exclusively Open Source systems, software, service and Web-based developer solutions.

Under the terms of the merger agreement, which was approved by the Boards of Directors of each company, each share of Andover.Net Common Stock will be exchanged for 0.425 of a share of VA Linux Systems Common Stock, reduced by an aggregate of $60 million in cash payments to Common Stock holders of Andover.Net. The transaction is expected to be completed during VA Linux Systems' third fiscal quarter and will be accounted for as a purchase. Based upon analyst's estimates, the Company expects the transaction to be accretive to revenue and gross margin this year.


Key benefits of the acquisition will be to:

Accelerate the long-term model of VA Linux's web and service businesses, reinforcing VA's position as a leading Linux and Open Source solutions company;

Consolidate the complementary networks of VA (including Linux.com, Sourceforge.net, and Themes.org) and Andover.Net (including Slashdot.org and Freshmeat.net) to create the Internet's leading destination for Open Source developers, with nearly two-thirds of the total traffic of major Open Source sites and putting the combined network in the top 100 web destinations worldwide;

Coordinate the activities of the leading web sites for Open Source development projects;

Increase the opportunity for sponsorships and business partnership revenues across the Company's network;

Expand the range of VA Linux's products and services, such as the announcement last week of consulting to Hewlett Packard's Printer Division in their Open Source software plans;

Combine the companies' teams, building next-generation services and e-commerce infrastructure for faster time-to-market; and

Integrate teams that have worked cooperatively within the Linux community culture over several years, initially as volunteers in the Open Source world, and recently in the building of the next generation of developer infrastructure.



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"This acquisition moves VA Linux forward on the path to being the biggest name in Linux and Open Source," said Dr. Larry M. Augustin, founder, president and CEO of VA Linux Systems. "With our purchase of Andover.Net, we can offer the developer community better infrastructure for Open Source development, and expand the range and effectiveness of solutions available to our customers."

"Andover.Net and VA are a perfect match," said Bruce Twickler, CEO of Andover.Net. "We both believe in the future of Open Source. We both believe that live software communities on the Net are more important than packages that ship once every three years and companies that simply intermediate between developers and users."

The transaction is subject to approval by the stockholders of Andover.Net and customary closing conditions. Officers, directors and certain affiliates of Andover.Net have executed voting agreements in support of the transaction.

About VA Linux Systems

VA Linux Systems is a leading Linux and Open Source company, offering a single point of contact for Linux systems, Open Source software, professional services and technical support. VA Linux owns and operates many popular Open Source web sites, including Linux.com, Themes.org and SourceForge, a leading Open Source development site. Headquartered in Sunnyvale, Calif., VA Linux is located on the Web at http://www.valinux.com/

About Andover.Net

Andover.Net (NASDAQ:ANDN - news) is the leading Linux destination on the Internet. Serving 50 million page impressions to over 2.4 million users each month, Andover.Net (www.Andover.Net) includes the largest news/community site, Slashdot (slashdot.org); the largest site for programmer resources, Freshmeat.net (www.freshmeat.net); and the popular developer e-commerce site, ThinkGeek (thinkgeek.com). With these sites and our other Linux sites such as FreeCode (freecode.com) and LinuxDaveCentral (www.linux.davecentral.com), Andover.Net accounts for over 50% of the visits to Linux destinations on the Internet. Andover.Net also includes cross-platform sites that provide programmer and developer resources for users of many popular operating systems in addition to Linux such as Windows, UNIX and Macintosh.

With the exception of the historical data contained herein, this press release is comprised of statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1955. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: VA Linux's ability to integrate Andover.Net into its operations; the timing of new product introductions; pricing pressures and other competitive factors; and the fact that VA Linux and Andover.Net have incurred and will continue to incur substantial losses. Further information regarding these risks will be included in a registration statement on Form S-4 to be filed by VA Linux with the Securities and Exchange Commission (SEC) in connection with the merger. In addition, each of VA Linux and Andover.Net may achieve results that differ materially from those projected herein. Further information on the risks and uncertainties affecting each company is contained in each company's filings with the SEC, including their respective S-1 registration statements. The above mentioned documents contain important information and you are urged to review them carefully. Each such document is available free of charge at the SEC Website at www.sec.gov or from the contacts listed below.

VA Linux Systems, Inc., its officers and directors may be deemed to be participants in the solicitation of proxies from Andover.Net shareholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in VA Linux's S-1 Registration Statement filed with the SEC on December 9, 1999. This document is available free of charge at the SEC Website at www.sec.gov and from the VA Linux contact listed below.

Andover.Net, Inc., its officers and directors may be deemed to be participants in the solicitation of proxies from Andover.Net shareholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Andover.Net's S-1 Registration Statement filed with the SEC on December 3, 1999. This document is available free of charge at the SEC Website at www.sec.gov and from the



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Andover.Net contact listed below. In addition, fifty percent of the unvested options held by employee officers and directors of Andover.Net will vest as a result of this transaction. It is also anticipated that Andover.Net's officers and employee directors will enter into employment/non-competition agreements with VA Linux. These agreements have been neither negotiated nor executed as of the date of this filing.

SHAREHOLDERS OF ANDOVER.NET AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT-PROSPECTUS WHICH WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4 TO BE FILED BY VA LINUX SYSTEMS, INC. IN CONNECTION WITH THE MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. AFTER SUCH DOCUMENT IS FILED, IT WILL BE AVAILABLE FREE OF CHARGE ON THE SEC WEBSITE AT WWW.SEC.GOV AND FROM VA LINUX AND ANDOVER.NET THROUGH THE CONTACTS LISTED BELOW.


Investor Inquiries:
VA Linux Systems
Joyce Chowla, 408/542-5718
jchowla@valinux.com

Andover.Net
Janet Holian, 978/635-5300
janet@andover.net

or

Media Inquiries:
Eureka Endo
VA Linux Systems, 408/542-5754
eureka@valinux.com

Access Communications
Wendi Taylor, 415/904-7070
wtaylor@accesspr.com

Schwartz Communications, Inc.
Chris Stamm/Leah Barrett, 781/684-0770
cstamm@schwartz-pr.com